GS FINANCIAL PRODUCTS U.S., L.P.


                              Officers' Certificate
                             Pursuant to Section 301
                             -----------------------


         The undersigned, Greg Swart and Amy Furman, President and Secretary, respectively, of GS Financial Products US Co., the corporate general partner (the "Corporate General Partner") of GS Financial Products U.S., L.P. (the "Issuer"), pursuant to Section 301 of the Indenture, dated as of October 11, 1994 (the "Indenture"), between the Issuer and The Bank of New York, as Trustee (the "Trustee"), and as authorized by the resolutions of the Board of Directors of the Corporate General Partner by unanimous written resolutions dated November 27, 1995, and the written resolutions of a duly authorized Committee of the Board of Directors of the Corporate General Partner, dated January 2, 1996 and July 22, 1997(collectively, the "Resolutions"), do hereby certify as follows:

         1. An Officers' Certificate pursuant to Section 301 of the Indenture, dated January 3, 1996 (the "Officers' Certificate"), established a series of debt securities to be issued under the Indenture, such series of debt securities entitled "Medium-Term Notes, Series B" (the "Notes"), and the terms of such Notes. Paragraph (k) of the Officers' Certificate was amended and restated by an Officers' Certificate pursuant to Section 301 of the Indenture, dated August 9, 1996.

         2. The terms of the Issuer's 7% Mandatorily Exchangeable Notes due July 23, 1999 (Subject to Mandatory Exchange into Shares of Common Stock of Oxford Health Plans, Inc.) (the "Exchangeable Notes") set forth in the Pricing Supplement, dated July 17, 1997 (the "Pricing Supplement"), to the Prospectus Supplement, dated January 3, 1996 (the "Prospectus Supplement"), are hereby approved; the Exchangeable Notes shall be part of the Notes; and the form of Exchangeable Note attached hereto as Annex A is hereby approved.

         3. For purposes only of the Exchangeable Notes being issued and sold pursuant to the Pricing Supplement, paragraph (f) of the Officers' Certificate is hereby amended and restated as follows:

         (f) Deliveries or payments of shares of Common Stock, cash, property or other securities with respect to any Exchangeable Note at the Maturity Date will be made upon surrender of such Exchangeable Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Issuer may designate and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Indenture. Any cash payments of all or a portion of the aggregate Principal Amount of Exchangeable Notes represented by, and any interest due with respect to, any Exchangeable Note at the Maturity Date will be made in immediately available funds upon surrender of such Exchangeable Note as provided above, provided that the Exchangeable Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest other than at the Maturity Date will be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer as provided in the form of Exchangeable Note.

         4. The Exchangeable Notes are not subject to redemption at the option of the Issuer or any Holder thereof, are not entitled to the benefits of a sinking fund and are not subject to the provisions of Section 1302 or 1303 of the Indenture.

         5. For purposes only of the Exchangeable Notes, all references in the Indenture to "money" or "sum", and any variation thereof, in connection with the payment of the principal of the Notes, shall be deemed to refer to Common Stock, cash, property and securities payable or deliverable upon the maturity of the Exchangeable Notes in accordance with the provisions of the Exchangeable Notes set forth in the form of Exchangeable Note.

         6. Solely for purposes of the aggregate principal amount of Exchangeable Notes required for any consent, waiver, authorization or other action taken or to be taken by holders of Exchangeable Notes pursuant to the Indenture, the principal amount of the Exchangeable Notes will equal the Face Amount of the Securities.

         7. For purposes of Section 501 of the Indenture, it shall be an Event of Default if Issuer fails to exchange any Exchangeable Note for Common Stock, cash, property or other securities at the Maturity Date.

         8. For purposes of Section 902 of the Indenture, the Issuer may not enter into any supplemental indenture, without the consent of the Holder of each Outstanding Exchangeable Note, that makes any change to the terms under which the Exchangeable Notes are exchanged for Common Stock, cash, property or other securities that is adverse to the Holders of the Outstanding Exchangeable Notes, or reduces the amount of Common Stock, cash, property or other securities to be received upon exchange of the Exchangeable Notes.

         9. The Exchangeable Notes shall have the benefit of the covenants set forth in Annex B hereto.

         Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture, the Prospectus Supplement or the Pricing Supplement.

         IN WITNESS WHEREOF, Greg Swart, President of the Corporate General Partner, and Amy Furman, Secretary of the Corporate General Partner, have executed and caused this certificate to be delivered on July 23, 1997.


                                               /s/ Greg Swart
                                               ------------------------------
                                               Greg Swart
                                               President
                                               GS Financial Products US Co.

                                               /s/ Amy Furman
                                               ------------------------------
                                               Amy Furman
                                               Secretary
                                               GS Financial Products US Co.

                                                                        ANNEX A



         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF GS FINANCIAL PRODUCTS U.S., L.P. THAT, IF THE HOLDER PROPOSES TO SELL OR TRANSFER THIS SECURITY TO ANY PENSION OR WELFARE PLAN (AS DEFINED IN SECTION 3 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA")), THE HOLDER WILL DO SO ONLY:

         (U) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH AT ANY TIME WHILE THIS SECURITY IS OUTSTANDING NO PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND;

         (V) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH AT ANY TIME WHILE THIS SECURITY IS OUTSTANDING NO PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT;

         (W) TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY GENERAL ACCOUNT IN WHICH AT ANY TIME WHILE THIS SECURITY IS OUTSTANDING THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, AS DEFINED BY THE ANNUAL STATEMENT APPROVED BY THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ("NAIC"), TOGETHER WITH SUCH RESERVES AND LIABILITIES WITH RESPECT TO ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL OF RESERVES AND LIABILITIES OF THE GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES) PLUS SURPLUS AS SET FORTH IN THE NAIC ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER; OR

         (X) TO THE EXTENT THAT SUCH PURCHASE IS MADE ON BEHALF OF A PLAN BY:
    (i) AN INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT OF 1940, WITH, AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR, TOTAL ASSETS UNDER ITS MANAGEMENT AND CONTROL IN EXCESS OF $50,000,000 AND SHAREHOLDERS' OR PARTNERS' EQUITY IN

    EXCESS OF $750,000 AS SHOWN IN ITS MOST RECENT BALANCE SHEET PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; (ii) A BANK AS DEFINED IN SECTION 202(A)(2) OF THE INVESTMENT ADVISERS ACT OF 1940, WITH EQUITY CAPITAL IN EXCESS OF $1,000,000 AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR; OR (iii) AN INSURANCE COMPANY QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO MANAGE ASSETS WITH NET WORTH IN EXCESS OF $1,000,000 AS OF THE LAST DAY OF ITS MOST RECENT FISCAL YEAR; AND, IN ANY CASE, IS OTHERWISE A QUALIFIED PROFESSIONAL ASSET MANAGER, AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 ISSUED BY THE DEPARTMENT OF LABOR, PROVIDED SUCH PURCHASE WILL NOT BE MADE FOR OR ON BEHALF OF ANY PENSION OR WELFARE PLAN (AS DEFINED ABOVE) WHICH, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, REPRESENTS MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH PURCHASER; OR

         (Y) IF THE GOLDMAN SACHS GROUP L.P. ("GROUP") HAS NOTIFIED PURCHASERS THAT PROHIBITED TRANSACTION EXEMPTION 93-78 MAY BE APPLICABLE TO THE PURCHASE OF THIS SECURITY AND GROUP HAS OBTAINED A LETTER FROM THE INITIAL PURCHASER OF THIS SECURITY TO THE EFFECT SET OUT IN PROHIBITED TRANSACTION EXEMPTION 93-78, TO THE EXTENT: (1) THE PURCHASE OF AND DECISION TO INVEST IN THIS SECURITY IS MADE BY A FIDUCIARY INDEPENDENT OF GROUP; (2) EACH PLAN PURCHASING THIS SECURITY EITHER (i) HAS ASSETS EXCEEDING $500 MILLION, (ii) HAS ASSETS EXCEEDING $25 MILLION AND THE FIDUCIARY RESPONSIBLE FOR INVESTMENT HAS INVESTMENT RESPONSIBILITY FOR CONTROLLED GROUP PLANS (DETERMINED USING THE DEFINITION OF CONTROLLED GROUP IN SECTION 1563 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")) WHICH, IN THE AGGREGATE, HAVE ASSETS OF AT LEAST $500 MILLION OR (iii) IS PART OF A MASTER TRUST FOR MEMBERS OF A CONTROLLED GROUP (AS DEFINED IN SECTION 1563 OF THE
    CODE) WITH ASSETS EXCEEDING $500 MILLION, PROVIDED THE FIDUCIARY MAKING THE INVESTMENT DECISION ON BEHALF OF THE MASTER TRUST HAS INVESTMENT RESPONSIBILITY FOR ALL PLANS IN THE MASTER TRUST; AND (3) AFTER THE ACQUISITION OF THIS SECURITY, NO MORE THAN 10% OF ANY PLAN'S ASSETS ARE INVESTED IN ALL "INSTRUMENTS" OF GROUP, WITHIN THE MEANING OF PROHIBITED TRANSACTION EXEMPTION 93-78; OR

         (Z) TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN (AS DEFINED IN
    SECTION 3(32) OF ERISA) THAT IS NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 401(a) OF THE CODE.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO GS FINANCIAL PRODUCTS U.S., L.P. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. FRN 1
CUSIP No. 362276206                         NUMBER OF SECURITIES: 477,865
                                            FACE AMOUNT PER SECURITY:  $85.375

                        GS FINANCIAL PRODUCTS U.S., L.P.

                           MEDIUM-TERM NOTE, SERIES B
                                  (Fixed Rate)


SPECIFIED CURRENCY --                       EXCHANGE RATE
  PRINCIPAL AMOUNT:  N/A                    AGENT:  N/A

SPECIFIED CURRENCY --                       STATED
  INTEREST:  U.S. Dollars                   MATURITY DATE:  July 23, 1999

EXCHANGE RATE:  N/A                         REDEMPTION
                                            PERIODS:  N/A

ISSUE DATE:  July 23, 1997                  REDEMPTION
                                            COMMENCEMENT DATE:  N/A

INTEREST RATE:  7.00%                       REDEMPTION
                                            PRICES:  N/A

INTEREST PAYMENT DATES:                     REPAYMENT DATE:  N/A

January 23, April 23,
July 23, and October 23,
commencing October 23, 1997.

REGULAR RECORD DATES:

January 8, April 8,
July 8, and October 8.

OTHER TERMS:

                               CERTAIN DEFINITIONS

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which Nasdaq (or, if different, the principal securities exchange on which the Common Stock (or, in the case of a Reorganization Event, any Exchange Property) is then listed) is authorized or obligated by law or executive order to close.

         "Calculation Agent" means Goldman, Sachs & Co.

         "Cap Rate" means 1.52.

         "Closing Price" means, with respect to any security on any date, the closing sale price or last reported sale price, regular way, for the security on the principal national securities exchange on which such security is listed for trading on such date or, in the event such security is not listed on any national securities exchange, on Nasdaq on any such date or, in the event such security is not quoted through Nasdaq on any such date, on such other U.S. national market system that is the primary market for the trading of such security or, in the event such security is not listed on any national securities exchange, or quoted through Nasdaq or any other U.S. national market system, the Closing Price with respect to such security will be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security (which may include the Calculation Agent or one of its affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent.

         "Common Stock" means the common stock, par value $0.01 per share, of Oxford.

         "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment and delivery of the aggregate Principal Amount (as defined under the caption, "Principal Amount and Mandatory Exchange at Maturity") of the Securities represented hereby, and the performance and observance of every covenant thereof and of the Indenture on the part of the Issuer to be performed or observed with respect to this Security (or to undertake other obligations providing the same economic value to the Holder of this Security as the Issuer's obligations thereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of a Security and the Issuer may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and will notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The Default Quotation Period will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the aggregate Principal Amount of the Securities represented hereby.

         "Determination Date" means the fifth Business Day immediately prior to the Stated Maturity Date, provided, however, that if a Market Disruption Event has occurred on such Business Day, the Determination Date will be the first following Business Day on which a Market Disruption Event has not occurred, but in no event later than the fifth Business Day immediately prior to July 30, 1999.

         "Face Amount" or "Initial Price" means $85.375 per Security.

         "Final Closing Price" means the Closing Price of the Common Stock on the Determination Date.

         "Market Disruption Event" means, with respect to the Common Stock, (i)
(a) a suspension, absence or material limitation of trading of the Common Stock on the primary market for the Common Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or a suspension, absence or material limitation on the primary market for trading in options contracts related to the Common Stock, if available, during the one-half hour period preceding the close of trading in such market, in each case as determined by the Calculation Agent in its sole discretion, or (b) the Common Stock does not trade on the primary market for the Common Stock, and (ii) a determination by the Calculation Agent in its sole discretion that either event described in clauses (a) or (b) above materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to the Securities. For purposes of determining whether a Market Disruption Event has occurred (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant market, (ii) a decision to permanently discontinue trading in the relevant option contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, the National Association of Securities Dealers, Inc., any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a Market Disruption Event, (iv) a suspension of trading in an options contract on the Common Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to the Common Stock and (v) an "absence of trading" on the primary securities market on which options contracts related to the Common Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. References to the Common Stock in this definition will also be deemed to refer to any Exchange Property consisting of securities.

         "Nasdaq" means the Nasdaq National Market System.

         "NYSE" means the New York Stock Exchange, Inc.

         "Oxford" means Oxford Health Plans, Inc., a Delaware corporation.

         "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group or P-1 or higher by Moody's Investors Service, Inc. (or such other comparable rating, if any, then used by such rating agency).

PRINCIPAL AMOUNT AND MANDATORY EXCHANGE AT MATURITY

         This Security will mature on the Stated Maturity Date, subject to extension as hereinafter described (such date of maturity herein referred to as the "Maturity Date"). In the event that the Stated Maturity Date is not a Business Day, the Maturity Date will be the next Business Day; provided, however, that if the fifth Business Day immediately preceding July 23, 1999 (or if such day is not a Business Day, the next succeeding Business Day) is not the Determina tion Date, the Maturity Date will be the fifth Business Day following the Determination Date, provided, further, however, that in no event will the Maturity Date be later than July 30, 1999. The Issuer will promptly notify the holder of this Security of such extension of the Stated Maturity Date.

         On the Maturity Date, the aggregate Face Amount of the Securities represented hereby will be mandatorily exchanged for Common Stock at the Exchange Rate (the "Principal Amount"). The "Exchange Rate" is equal to (i) if the Final Closing Price per share of Common Stock is greater than or equal to the Threshold Appreciation Price, a number of shares of Common Stock per Security equal to the product of (A) the Cap Rate and (B) the quotient of the Initial Price and the Final Closing Price, and (ii) if the Final Closing Price is less than the Threshold Appreciation Price, one share of Common Stock per Security.

         If the Stated Maturity Date is extended (as described above, interest will not be paid on the Stated Maturity Date and will continue to accrue on the Face Amount of the Securities represented hereby at 7% per annum to but excluding the Maturity Date and will be payable on the Maturity Date.

DENOMINATION

         Each Security will be issued in the Face Amount.

FRACTIONAL SHARES.

         No fractional shares of Common Stock and/or other securities will be issued. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock and/or such other securities which will be delivered upon exchange will be computed on the basis of the aggregate number of Securities so surrendered at the Maturity Date. In lieu of any fractional share or security otherwise issuable in respect of all Securities of any Holder which are exchanged at the Maturity Date, such Holder shall be entitled to receive an amount in cash equal to the value of such fractional share or security at the Final Closing Price (or the Closing Price on the Determination Date for a security other than Common Stock).

ANTI-DILUTION ADJUSTMENTS

   GENERAL

         The Exchange Rate will be subject to adjustment by the Calculation Agent as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the Issue Date and ending on the Deter mination Date. No adjustments to the Exchange Rate will be made other than those specified below.

         No adjustments to the Exchange Rate will be required unless such adjustment would require a change of at least 0.1% in the Exchange Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share).

         In the case of any adjustment to the Exchange Rate as a result of an event described under "--Stock Splits", "--Stock Dividends", "--Dividends and Other Distributions" or "--Rights and Warrants", the Final Closing Price shall be adjusted in the same manner.

         For purposes of clarity, it is intended that the adjustments for stock splits, reverse stock splits, stock dividends, dividends and other distributions described below are meant to apply only if such events actually occur, as often as they occur.

         STOCK SPLITS

         If the Common Stock is subject to a stock split or reverse stock split, then at the opening of business on the first day on which the Common Stock trades without the right to receive such stock split (the "ex-dividend date"), the Exchange Rate will be adjusted by multiplying such Exchange Rate by a fraction, the numerator of which will be the number of shares of the Common Stock outstanding at the close of business on the record date for holders of the Common Stock entitled to such split plus or minus the change in the number of shares resulting from such stock split or reverse stock split and the denominator of which will be the number of shares of the Common Stock outstanding at the close of business on such record date.

         STOCK DIVIDENDS

         If the Common Stock is subject to a stock dividend that is given ratably to all holders of shares of the Common Stock, then at the opening of business on the ex-dividend date, the Exchange Rate will be adjusted by multiplying such Exchange Rate by a fraction, the numerator of which will be the number of shares of the Common Stock outstanding at the opening of business on such ex-dividend date plus the number of shares constituting such stock dividend and the denominator of which will be the number of shares of the Common Stock outstanding at the opening of business on such ex- dividend date.

         DIVIDENDS AND OTHER DISTRIBUTIONS

         There will be no adjustments to the Exchange Rate to reflect cash dividends or other distributions paid with respect to the Common Stock other than (i) distributions that constitute Spin-Off Events as described in the first paragraph under "--Merger, Consolidation or Sale of Assets" below and (ii) Extraordinary Dividends as described below. A dividend or other distribution with respect to the Common Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend, if any, for the Common Stock by an amount equal to at least 6% of the Closing Price of the Common Stock on the first Business Day immediately preceding the ex-dividend date. If an Extraordinary Dividend occurs with respect to the Common Stock, the

Exchange Rate will be adjusted by multiplying such Exchange Rate by a fraction, the numerator of which will be the Closing Price of the Common Stock on the Business Day immediately preceding the ex-dividend date with respect to such Extraordinary Dividend and the denominator of which will be the difference between such Closing Price and the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Common Stock will equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the Common Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the Common Stock that constitutes a Spin-Off Event and that also constitutes an Extraordinary Dividend will only cause an adjustment to the Exchange Rate pursuant to the first paragraph under "--Merger, Consolidation or Sale of Assets" below.

         RIGHTS AND WARRANTS

         If Oxford issues rights or warrants to all holders of the Common Stock to subscribe for or purchase the Common Stock at an exercise price per share less than the Closing Price of the Common Stock on the record date for determining the holders of the Common Stock entitled to receive such rights and warrants, then the Exchange Rate will be adjusted by multiplying such Exchange Rate by a fraction, the numerator of which will be the number of shares of the Common Stock outstanding at the close of business on such record date, plus the number of additional shares of the Common Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of the Common Stock outstanding at the close of business on such record date, plus the number of additional shares of the Common Stock which the aggregate offering price of the total number of shares of the Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price of the Common Stock on such record date, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

     MERGER, CONSOLIDATION OR SALE OF ASSETS

         If (A) (i) there occurs any reclassification or change of the Common Stock, (ii) Oxford or any surviving entity or subsequent surviving entity of Oxford (a "Successor") has been subject to a merger, combination or consolidation and either (x) is not the surviving entity or (y) survives and all of the outstanding shares of the Common Stock are exchanged for or converted into Exchange Property (as defined below), (iii) any statutory exchange of securities of Oxford or any Successor with another entity occurs (other than pursuant to clause (ii) above), (iv) any sale, lease, transfer, or conveyance to another entity of the property of Oxford or any Successor as an entirety or substantially as an entirety, (v) Oxford or any Successor is liquidated, dissolved or wound up, (vi) Oxford issues to all of its shareholders equity securities of an issuer other than Oxford (other than in a transaction described in clauses (ii), (iii), (iv) or (v) above, a "Spin-off Event") or (vii) a tender or exchange offer is consummated for all the outstanding shares of the Common Stock or for all of a particular type of Exchange Property (any such event in clauses (i) through (vii), a "Reorganization Event"), and (B) in the case of (i) a Reorganization Event other than a Spin-Off Event, the effective time of such Reorganization Event occurs prior to the Determination Date or (ii) a Spin-Off Event, the record date fixed for the determination of the shareholders of Oxford entitled to receive the securities distributed in such Spin-Off Event (the "Spin-Off Record Date") occurs prior to the Determination Date, then each Security will be exchangeable for Exchange Property (as defined below). In the case of a Reorganization Event, the Final Closing Price will be equal to the sum of the Transaction Values for each type of Exchange Property, as of the Determination Date. The "Transaction Value" means (i) for any cash received in any such Reorganization Event, the product of (A) the Exchange Rate (as in effect immediately prior to such Reorganization Event) and (B) the amount of cash received per share of the Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, the product of (A) the Exchange Rate applicable to such Exchange Property as of the Determination Date and (B) the market value of such Exchange Property received for each share of the Common Stock as determined by the Calculation Agent, and (iii) for any security received in any such Reorganization Event, an amount equal to the product of (A) the Exchange Rate applicable to such Exchange Property as of the Determination Date and (B) the Closing Price per share of such security multiplied by the quantity of such security received for each share of the Common Stock. "Exchange Property" means securities, cash or any other assets distributed in any Reorganization Event, including, in the case of a Spin-off Event, the share of the Common Stock with respect to which the spun-off security was issued. If Exchange Property consists of more than one type of Exchange Property, the holder of this Security will receive an amount of each type of Exchange Property in the same proportion as each type of Exchange Property bears to the Transaction Value for all the Exchange Property.

         For purposes of the preceding paragraph, in the case of a consummated tender or exchange offer for all of a particular type of Exchange Property, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer). In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash. All Exchange Property received upon any Reorganization Event will be subject to the same adjustments as hereinabove described.

         NOTWITHSTANDING THE FOREGOING, THE AMOUNT PAYABLE BY THE ISSUER ON THE MATURITY DATE WITH RESPECT TO THIS SECURITY WILL NOT UNDER ANY CIRCUMSTANCES EXCEED $129.77 OR AN AMOUNT OF CASH, PROPERTY AND/OR SECURITIES HAVING AN EQUIVALENT VALUE AS OF THE DETERMINATION DATE.

EVENTS OF DEFAULT AND ACCELERATION; DEFAULT AMOUNT;
AMENDMENT OF INDENTURE

         In case an Event of Default with respect to this Security shall have occurred and be continuing prior to the Determination Date, the amount payable to a holder of this Security on any day on which this Security becomes payable upon any acceleration, will equal the Default Amount and, on or after the Determination Date, the aggregate Principal Amount of the Securities represented hereby; provided, however, that, solely for purposes of the aggregate principal amount of Securities required for any consent, waiver, authorization or other action taken or to be taken by holders of Securities pursuant to the Indenture, the principal amount of this Security will equal the aggregate Face Amount of the Securities represented hereby.

CALCULATION AGENT

         All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer and the Holder of this Security, and the Calculation Agent will have no liability therefor. The Calculation Agent shall have no liability to the Issuer or the Holder of this Security for any action taken or omitted to be taken as Calculation Agent in good faith.

TAX CHARACTERIZATION

         By its purchase of this Security, the Holder hereby agrees with the Issuer (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for all tax purposes as a forward purchase contract to purchase Common Stock at the Maturity Date, under the terms of which contract (i) at the time of issuance of this Security the Holder deposits irrevocably with the Issuer a fixed amount of cash equal to the purchase price of the Security to assure the fulfillment of the Holder's purchase obligation described in clause (iii) below, which deposit will unconditionally and irrevocably be applied at the Maturity Date to satisfy such obligation, (ii) until the Maturity Date the Issuer will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on this Security as compensation to the Holder for the Issuer's use of such cash deposit during the term hereof and (iii) at the Maturity Date such cash deposit unconditionally and irrevocably will be applied by the Issuer in full satisfaction of the Holder's obligation under the forward purchase contract, and the Issuer will deliver to the Holder the number of shares of Common Stock that the Holder is entitled to receive at the Maturity Date pursuant to the terms of this Security. Consistent with the above characterization, (i) amounts paid to the Issuer in respect of the original issue of this Security will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Security and (ii) amounts denominated as interest that are payable with respect to the Security will be characterized as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with such Holder's method of accounting.

    _____________________


         GS Financial Products U.S., L.P., a Cayman Islands exempted limited partnership (hereinafter called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to deliver or pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, shares (or fractions thereof) of Common Stock, cash, property or other securities, as described above under the caption "Other Terms", on the Maturity Date. This Security shall bear interest on the aggregate Face Amount of the Securities represented hereby from the Issue Date specified above (the "Issue Date") or from the most recent Interest Payment Date as specified above to which interest on this Security (or any predecessor Security) has been paid or duly provided for (the "Interest Payment Date") and at the Maturity Date, at the rate per annum equal to the Interest Rate specified above, until the aggregate Principal Amount of the Securities represented hereby is paid or duly provided for, provided that any portion of the aggregate Principal Amount of the Securities represented hereby and any such installment of interest which is overdue shall bear interest at the rate per annum equal to the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Dates specified above (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date will be payable to the person to whom shares of Common Stock, cash, property or other securities shall be deliverable or payable.

         Any such interest which is payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such defaulted interest may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange.

         Payment of interest on this Security will be made in the Specified Currency specified above. The Issuer will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Issuer to pay the cash portion, if any, of the aggregate Principal Amount of the Securities represented hereby or interest on any Securities of this series on behalf of the Issuer and having an office or agency (the "Paying Agency Office") in The City of New York (the "Place of Payment") where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Issuer has initially appointed The Bank of New York as Paying Agent.

         Deliveries or payments of shares of Common Stock, cash, property or other securities with respect to this Security at the Maturity Date shall be made against surrender of this Security at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Issuer may designate and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Indenture. Any cash payments of all or a portion of the aggregate Principal Amount of the Securities represented hereby and any interest due with respect to this Security at the Maturity Date will be made in immediately available funds upon surrender of this Security as provided above, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest on this Security other than at the Maturity Date shall be made by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the register of this Security or by wire transfer to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if such registered Holder so elects by giving written notice to the Trustee at its Corporate Trust Office in The City of New York, not less than 15 days (or such fewer days as the Trustee may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:    July 23, 1997

                                            GS FINANCIAL PRODUCTS U.S., L.P.


                                            By: GS Financial Products US Co.
                                                General Partner


                                            By_______________________________
                                              Name:
                                              Title:


Date of Authentication:    July 23, 1997

This is one of the Securities
of the series designated
herein referred to in the
within-mentioned Indenture

THE BANK OF NEW YORK, as Trustee



By__________________________________
       Authorized Signatory

                                    [Reverse]

         1. This Security is one of a duly authorized issue of securities of the Issuer issued and to be issued in one or more series under the Indenture, dated as of October 11, 1994 (the "Indenture"), between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities issued and to be issued in one or more series in accordance with the terms of the Indenture are herein called the "Securities". Terms used and not defined herein but defined in the Indenture are used herein as therein defined.

         2. This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $500,000,000 (or the equivalent thereof in any other currency or currencies or currency units) (which amount may be increased at the option of the Issuer if in the future it determines that it may wish to sell additional Securities of this series). The Securities are issuable in the authorized denominations as specified on the face hereof.

         Payments of interest on the aggregate Face Amount of Securities represented hereby with respect to any Interest Payment Date or the Maturity Date will include interest accrued to but excluding such Interest Payment Date and such Maturity Date, as the case may be. Interest on the aggregate Face Amount of Securities represented hereby shall be computed on the basis of a 360-day year of twelve 30-day months.

         If any payment date would otherwise be a day which is not a Business Day, with respect to this Security, such payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue on the period from and after such due date to such succeeding Business Day by reason of such payment being made on such Business Day.

         3. This Security is not exchangeable for Securities registered in the name of a person other than the Depositary or its nominee except in the event
(x) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Issuer has delivered to the Trustee a written notice that this Global Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities of this series, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in this paragraph.

         4. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the Principal Amount of the Securities and interest with respect to the Securities are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

         (b) As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate Face Amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         (c) No service charge shall be made for any such registration of transfer or exchange described in paragraph (a) or (b), but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         (d) Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

         5. (a) If an Event of Default with respect to Securities of this series shall occur and be continuing, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and on the face hereof.

         (b) As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request an offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of the aggregate Principal Amount of the Securities represented hereby or interest hereon on or after the respective due dates expressed herein.

         6. The Indenture permits, with certain exceptions as therein provided and except as otherwise provided on the face hereof, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         7. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver the aggregate Principal Amount of the Securities represented hereby, and interest with respect to this Security, at the times, place and rate, and in the coin, currency or other consideration, herein prescribed.

         8. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                        ANNEX B


Notice of Adjustments and Certain Other Events

         The Issuer shall, within ten Business Days following the occurrence of an event that requires an adjustment to the Exchange Rate or the occurrence of a Reorganization Event (or, in any case, if the Issuer is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Calculation Agent and the Trustee and to the Holders of the Exchangeable Notes of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined or the change in the consideration to be received by the Holders of the Exchangeable Notes following the Reorganization Event and setting forth the revised Exchange Rate or consideration.

Payment of Certain Taxes Upon Exchange; Tax Characterization

         The Issuer will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of Common Stock, property or other securities on exchange of Exchangeable Notes. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of Common Stock, property or other securities in a name other than that of the Holder of the Exchangeable Note or Exchangeable Notes to be exchanged, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

         The Issuer hereby agrees, and each Holder by such Holder's purchase of an Exchangeable Note will be deemed to agree (in the absence of an administrative determination or judicial ruling to the contrary), to characterize the Exchangeable Notes for all tax purposes as a forward purchase contract to purchase Common Stock at the Maturity Date, under the terms of which contract (i) at the time of issuance of the Exchangeable Notes the Holder deposits irrevocably with the Issuer a fixed amount of cash equal to the purchase price of the Exchangeable Notes to assure the fulfillment of the Holder's purchase obligation described in clause (iii) below, which deposit will unconditionally and irrevocably be applied at the Maturity Date to satisfy such obligation, (ii) until the Maturity Date the Issuer will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the Exchangeable Notes as compensation to the Holder for the Issuer's use of such cash deposit during the term of the Exchangeable Note and (iii) at the Maturity Date such cash deposit unconditionally and irrevocably will be applied by the Issuer in full satisfaction of the Holder's obligation under the forward purchase contract, and the Issuer will deliver to the Holder the number of shares of Common Stock that the Holder is entitled to receive at the Maturity Date pursuant to the terms of the Exchangeable Notes. Consistent with the above characterization, (i) amounts paid to the Issuer in respect of the original issue of the Exchangeable Notes will be treated as allocable in their entirety to the amount of the cash deposit attributable to such Exchangeable Notes and (ii) amounts denominated as interest that are payable with respect to the Exchangeable Notes will be characterized as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with such Holder's method of accounting.

Shares Free and Clear

         (a) The Issuer hereby represents and warrants and agrees that upon exchange of Exchangeable Notes for Common Stock, property or other securities, the Holders of the Exchangeable Notes shall hold good and valid title to, and become the beneficial owners of, such Common Stock, property or other securities, free and clear of any and all liens, claims, charges, encumbrances and equities. Except as provided under the caption "Payment of Certain Taxes Upon Exchange; Tax Characterization", the Issuer shall pay all taxes and charges with respect to the delivery of such Common Stock, property or other securities delivered in exchange for Exchangeable Notes.

         (b) The Issuer shall prepare and obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to the registration or qualification, in order that any shares of Common Stock, property or other securities delivered upon exchange of the Exchangeable Notes will be freely transferable by the Holders and not subject to any prospectus delivery or other requirements.

         (c) Holders of the Exchangeable Notes will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of the Common Stock, property or other securities received upon exchange of the Exchangeable Notes.

Cancellation of Exchangeable Note

         Upon receipt by the Trustee of Exchangeable Notes delivered to it for exchange, the Trustee shall cancel and dispose of the same as provided in
Section 309 of the Indenture.

Duties of Trustee Regarding Exchange

         Subject to the provisions of Section 601 of the Indenture, neither the Trustee nor any exchange agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Common Stock, property or other securities upon the surrender of any Exchangeable Note for the purpose of exchange.